Exhibit 99.1

For Immediate Release

Charles & Colvard Provides Third Quarter Sales Guidance

And Update On Expanded Distribution

MORRISVILLE, N.C., September 15, 2005 – Charles & Colvard, (NASDAQ: CTHR) the sole source of moissanite – a created jewel available for use in fine jewelry – today provided third quarter 2005 sales guidance and updated the status of expanded distribution.

Third Quarter 2005 Sales Guidance

According to Bob Thomas, President and Chief Executive Officer of Charles & Colvard, “The third quarter of the year is anticipated to show a significant improvement in sales over the same quarter in 2004. Based upon customer orders and indications, we expect third quarter 2005 sales to be between $11.0 million and $11.8 million, or between 112% to 127% ahead of last year’s third quarter sales of $5.2 million.”

Business Expansion Update

Mr. Thomas stated, “Trunk shows began this past weekend at Helzberg Jewelers, a 260+ store fine jewelry chain. We are pleased to have the opportunity to offer moissanite jewelry on a test basis at Helzberg, through our manufacturing customer, Reeves Park. Trunk show events will commence in early October at the previously discussed second national chain. These two test distribution efforts are scheduled to continue for the remainder of the year. Additionally, we recently executed successful test events at Von Maur, an upscale department store chain with 23 locations in the upper Midwestern states. Based on those results, Von Maur has made a commitment to add the moissanite category in certain locations, on a permanent basis, beginning in the fourth quarter.”

Mr. Thomas concluded, “We have begun a chainwide in-case and trunk show test at Harry Ritchie’s Jewelers, a 30 store jewelry chain based in the upper mid-west, through our manufacturing customer K&G Creations. K&G will also expand their programs at Daniel Jewelers to all 44 locations and Alvin’s Jewelers to all 13 locations beginning this fall to coincide with each retailers’ holiday-catalog promotional campaigns.”

CONFERENCE CALL

Management will host a conference call on Friday September 16, 2005 at 9:00 a.m. ET. At that time, Robert S. Thomas, President and Chief Executive Officer, and James R. Braun, Chief Financial Officer will provide a business overview and an update on corporate developments.

After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 888-243-6208 (973-409-9256 for international callers). Please call in 10 minutes before the conference is scheduled to begin and ask for the Charles & Colvard call. The conference call will also be broadcast live over the Internet.

To listen to the live call, please go to www.moissanite.com and click on the Investor Relations section where conference calls are posted. Please go to the website 15 minutes early to download and install any necessary audio software.

If you are unable to listen live, the conference call will be archived online and can be accessed for approximately 90 days. A recorded telephone replay of the call will also be available for approximately one week following the live call. Listeners may dial 877-519-4471 (973-341-3080 for international callers) and use the code #6475235 for the telephone replay.

Charles & Colvard, based in the Research Triangle Park area of North Carolina, is the sole source of moissanite, a created jewel used in fine jewelry. Moissanite is near colorless, with more fire, brilliance and luster than a fine diamond, but retails for only a fraction of the cost. For more information, please access www.moissanite.com.

This press release may contain forward-looking statements. Such forward-looking statements are subject to a number of material risks, uncertainties and contingencies that could cause actual results to differ materially from those set forth in the forward-looking statements. Those risks and uncertainties include but are not limited to the Company’s ability to manage growth effectively, dependence on Cree Inc. as the current supplier of the substantial majority of the raw material and risks inherent in developing a material second source of supply through Norstel AB; dependence on a limited number of distributors such as K&G Creations, Reeves Park and Stuller Settings, Inc., our early stage of development, dependence on continued growth and consumer acceptance of the Company’s products, and other risks and uncertainties set forth in the Company’s 10-K for the year ended December 31, 2004 and other filings with the Securities and Exchange Commission.

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CONTACT:	-OR-	INVESTOR RELATIONS:

Jim Braun, CFO		Tony Schor
Charles & Colvard		Investor Awareness, Inc.
(919) 468-0399 Ext. 224		(847) 945-2222
jbraun@moissanite.com		tony@investorawareness.com